SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                READING COMPANY
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                                READING COMPANY
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:
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
                                READING COMPANY

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 6, 1995

                            ------------------------

TO THE SHAREHOLDERS OF READING COMPANY:

     The Annual Meeting of Shareholders of Reading Company (the 'Company') will be held on Friday, October 6, 1995 at 10:00 a.m., prevailing time, at the Cinema 1 Theater, 1001 Third Avenue, New York, New York for the following purposes:

          1. To elect seven directors to serve until the expiration of their terms and until their successors are duly elected;

          2. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on August 17, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report for the year ended December 31, 1994 and a quarterly report for the three and six-months periods ending June 30, 1995 are enclosed.

     Whether or not you expect to attend the Annual Meeting in person, please fill in, sign and return the enclosed form of proxy in the envelope provided.

                                          By Order of the Board of Directors,

                                          S. Craig Tompkins, President

Dated: September 11, 1995

                                READING COMPANY
                        One Penn Square West, Suite 1300
                        Philadelphia, Pennsylvania 19102
                                  215-569-3344

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

     This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to shareholders on or about September 11, 1995, are furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders (the 'Annual Meeting') to be held on Friday, October 6, 1995 at 10:00 a.m., prevailing time, and at any adjournment or postponement thereof, at the Cinema 1 Theater, 1001 Third Avenue, New York, New York.

                               VOTING AND PROXIES

     Shares represented by proxies in the accompanying form, if properly signed and returned and not revoked before their use, will be voted at the Annual Meeting and any adjournment or postponement thereof in accordance with the specifications made thereon. If a proxy is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted for the election of the nominees for director named in this Proxy Statement. A shareholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice thereof to the Secretary of the Company immediately prior to the commencement of the Annual Meeting. A proxy will also be deemed to be revoked if the shareholder provides a later dated proxy or if the shareholder attends and votes in person at the Annual Meeting.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees in person or by telephone or telegram. The Company, upon request therefor, will also reimburse brokers or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

     As of the close of business on August 17, 1995, the Company had outstanding 4,961,150 shares of Class A Common Stock, $.01 par value, and 12,215 shares of Common Stock, $.01 par value. Shares of Common Stock and Class A Common Stock have equal voting rights and a majority of the aggregate outstanding shares of Common Stock and Class A Common Stock present in person or by proxy will constitute a quorum at the Annual Meeting. Each share of Common Stock and Class A Common Stock is entitled to one vote. Only holders of record of Common Stock and Class A Common Stock at the close of business on August 17, 1995 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors.

     The affirmative vote of a plurality of the shares cast at the Annual Meeting is necessary to elect the seven directors. For the purpose of determining the number of votes cast with respect to a matter, only those cast 'for' or 'withhold authority' (including any so cast pursuant to discretionary authority or in the absence of voting instructions) are included. Abstentions and broker non-votes (i.e., shares represented by proxies delivered by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions) are counted only for purposes of determining whether a quorum is present at the meeting.

                             ELECTION OF DIRECTORS

BENEFICIAL OWNERSHIP OF COMMON STOCK AND CLASS A COMMON STOCK

     The following tables set forth certain information regarding the Common Stock and Class A Common Stock of the Company owned on July 31, 1995 by (i) each person or group who is known by the Company to own beneficially more than 5 percent of the Company's Common Stock or Class A Common Stock, (ii) each of the Company's directors, (iii) each executive officer named in the Summary Compensation Table (set forth below) and (iv) all directors and officers of the Company as a group.

5% BENEFICIAL OWNERS

                                                                      AMOUNT AND NATURE
                                                                        OF BENEFICIAL     PERCENT OF CLASS A
NAME AND ADDRESS OF BENEFICIAL OWNER                    CLASS           OWNERSHIP (1)       COMMON STOCK(1)
------------------------------------------------  ------------------  ------------------  -------------------
Craig Corporation                                 Class A                   2,334,957(2)           47.08
  550 South Hope Street                           Common Stock
  Los Angeles, California 90071
James J. Cotter                                   Class A                     333,232(2)(3)           6.38
  550 South Hope Street                           Common Stock
  Los Angeles, California 90071

SECURITY OWNERSHIP OF MANAGEMENT

                                                                        AMOUNT AND NATURE
                                                                          OF BENEFICIAL     PERCENT OF CLASS A
NAME OF BENEFICIAL OWNER                                                  OWNERSHIP (1)      COMMON STOCK (1)
----------------------------------------------------------------------  ------------------  -------------------
Joseph L. Castle II...................................................           8,500(4)                *
James J. Cotter.......................................................         333,232(2)(3)           6.38
Edward L. Kane........................................................           9,000(2)(4)(5)          *
Gerard P. Laheney.....................................................           5,000(2)(6)             *
Ralph B. Perry III....................................................          39,000(2)(4)(7)          *
Robert F. Smerling....................................................           6,500(8)                *
John W. Sullivan......................................................         209,859(4)(9)           4.22
Albert J. Tahmoush....................................................           7,500(4)                *
S. Craig Tompkins.....................................................          10,150(2)(10)            *
James A. Wunderle.....................................................          17,000(11)               *
All Directors and Officers as a Group (12 Persons)....................         645,741(12)            12.19

------------------
* Percentages of less than one percent have not been indicated.

 (1) Includes outstanding shares of Class A Common Stock and Class A Common Stock issuable within 60 days of July 31, 1995 upon the exercise of outstanding stock options. All of the stock beneficially owned by the directors and officers is Class A Common Stock.

 (2) Craig Corporation ('Craig'), a Delaware corporation, filed a Schedule 13D dated June 19, 1989, as amended September 1, 1989, March 19, 1990, May 28, 1992, October 29, 1992, November 20, 1992, January 8, 1993 and February 4, 1993, and Form 4's dated April 6, 1993 and May 10, 1993, with the Securities and Exchange Commission (the 'SEC') which stated in part that pursuant to purchases made between May 24, 1989 and May 10, 1993, Craig acquired these shares. The filings further state that the shares have been purchased for investment purposes. James J. Cotter, is Chairman of the Board of the Company and Craig. S. Craig Tompkins, is President of the Company and Craig. Edward L. Kane, Gerard P. Laheney and Ralph B. Perry III are all members of Craig's Board of Directors. James J. Cotter is also a principal shareholder of

     Craig. Messrs. Cotter, Tompkins, Kane, Laheney and Perry all disclaim beneficial ownership of the Company's shares held by Craig.

 (3) Includes 1,000 shares held by the James J. Cotter Profit Sharing Plan and 265,232 shares which may be acquired through the exercise of stock options.

 (4) Includes 7,500 shares which may be acquired through the exercise of stock options.

 (5) Includes 1,500 shares held in a retirement account.

 (6) Includes 5,000 shares which may be acquired through the exercise of stock options.

 (7) Includes 3,500 shares held in a retirement account.

 (8) Includes 3,000 shares which may be acquired through the exercise of stock options.

 (9) Includes 79,920 shares owned by a foundation of which Mr. Sullivan is a director. Mr. Sullivan has shared voting and dispositive power with respect such shares. Excludes 136,412 shares owned by Mr. Sullivan's wife and children as to which Mr. Sullivan disclaims beneficial ownership.

(10) Includes 8,750 shares which may be acquired through the exercise of stock options. Excludes 200 shares held in Mr. Tompkins' wife's retirement plan and 500 shares held in trust for Mr. Tompkins' minor child as to which Mr. Tompkins disclaims beneficial ownership.

(11) Includes 17,000 shares which may be acquired through the exercise of stock options.

(12) Includes 343,982 shares which may be acquired through the exercise of stock options.

NOMINEES FOR ELECTION

     Seven directors are to be elected at the Annual Meeting. Each director will serve for a term of one year and until his successor has been elected. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below, all of whom are currently directors of the Company. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office until the next Annual Meeting of Shareholders.

     The names of the nominees for director, together with certain information regarding them, are as follows:

NAME                                            AGE                                POSITION
------------------------------------------  -----------  ------------------------------------------------------------
James J. Cotter (1)                                 57   Chairman of the Board, Chairman of the Executive Committee
                                                           of the Board and a Director
S. Craig Tompkins                                   44   President and a Director
Edward L. Kane (1)(3)                               57   Director
Gerard P. Laheney                                   57   Director
Ralph B. Perry III (1)(3)                           59   Chairman of the Nominating Committee of the Board and a
                                                           Director
John W. Sullivan (1)                                60   Director
Albert J. Tahmoush (2)                              73   Director

------------------
(1) Member of the Executive Committee. The Executive Committee is appointed annually by the Board of Directors and exercises the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors. The Executive Committee is responsible for recommending to the Board of Directors remuneration for senior management and officers of the Company, recommending adoption of compensation plans and the granting of options under the Company's stock option plan. The Executive Committee held one meeting in 1994.

(2) Member of the Audit and Finance Committee. The Audit and Finance Committee is appointed annually by the Board of Directors to recommend the selection of independent auditors, review the scope and results of the annual audit, review financial results and status, review and assess the adequacy of the Company's accounting practices, financial controls and reporting systems and assess the financial planning functions of the Company. During 1994, the Audit and Finance Committee held one meeting.
(3) Member of the Nominating Committee. The Nominating Committee is appointed annually by the Board of Directors to recommend to the Board of Directors nominees to be elected to the Board of Directors by the shareholders or by the Board of Directors in the case of vacancies which occur between meetings of the shareholders. The Nominating Committee held one meeting in 1994.

     During 1994, the Company's Board of Directors held eight meetings.

     Mr. Cotter has been Chairman of the Board of Directors since December 1991, Chairman of the Company's Executive Committee since March 1992 and a director since September 1990. Mr. Cotter is the principal executive officer of the Company. Mr. Cotter has been Chairman of the Board of Craig since 1988, and a director since 1985. Mr. Cotter has been a director and the Chairman of the Board of Citadel Holding Corporation ('Citadel') since 1991. From October 1991 to June 1992, Mr. Cotter also served as the acting Chairman of Citadel's wholly-owned subsidiary, Fidelity Federal Bank, FSB ('Fidelity'), and served as a director of Fidelity until December 1993. Mr. Cotter has been a director and Chief Executive Officer of Townhouse Cinemas Corporation (motion picture exhibition) since 1987, Executive Vice President and a director of The Decurion Corporation (motion picture exhibition) since 1969 and a director of Stater Bros. Holdings, Inc. and its predecessors (retail grocery chain) since 1987. From 1988 through January 1992, Mr. Cotter also served as the President and a director of Cecelia Packing Corporation (a citrus grower and packer), a company wholly owned by Mr. Cotter. Mr. Cotter is also a director and Executive Vice President of Pacific Theatres, Inc. ('Pacific'), a wholly-owned subsidiary of The Decurion Corporation.

     Mr. Tompkins has been President and a director of the Company since March 1993. Mr. Tompkins is President and a director of Craig and has served in such positions since March 1, 1993. Prior thereto, Mr. Tompkins was a partner in the law firm of Gibson, Dunn & Crutcher for more than five years. Mr. Tompkins has been a director of Citadel since May 1993, became Vice Chairman in August 1994, and Secretary, Treasurer and Principal Accounting Officer in September 1994. Mr. Tompkins has served as a director of G&L Realty Corp., a New York Stock Exchange listed REIT, since December 1993.

     Mr. Kane has been a director of the Company since 1989. Mr. Kane currently serves as a consultant to SunSurgery Corporation, a subsidiary of Sun Healthcare Group, Inc. Mr. Kane served as Vice President of SunSurgery Corporation from February through July 1995. Prior to its acquisition by Sun Healthcare Group, Inc. in February 1995, Mr. Kane served as Chairman, Chief Executive Officer and a director of Altis Outpatient Services, Inc., which owned and operated ambulatory surgical centers, since February 1993. Mr. Kane served as President of the Company from December 1991 through January 1993 and was President of Craig from January 1988 through January 1993. From 1970 until March 1989, Mr. Kane was a member of Haskins, Nugent, Newnham, Kane & Zvetina, a professional law corporation. Mr. Kane is a director of Craig and BDI Investment Corporation.

     Mr. Laheney has been a director of the Company since November 1993. Since July 1995 Mr. Laheney has been a portfolio manager for Portfolio Resources Group overseeing gobal equities, fixed income and foreign exchange investments. Mr. Laheney was Vice President of The Partners Financial Group, Inc. from December 1993 through June 1995 and President of Aegis Investment Management Company, an investment advisory firm specializing in international investment portfolio management from January 1, 1994 through June 1995. Mr. Laheney was Vice President of Dean Witter Reynolds from April 1990 until December 1993. He was Vice President, Investments of Prudential Bache Securities Inc. from July 1985 to April 1990. He is also a director of Craig.

     Mr. Perry has been a director of the Company since December 1988, and is Chairman of the Nominating Committee. Mr. Perry is a member in the Los Angeles, California law firm of Graven

Perry Block Brody & Qualls Inc., a professional corporation. Since 1985 Mr. Perry has also been a director of Craig, Fidelity, and Gateway Investments, Inc. (a licensed broker/dealer wholly owned by Citadel) and served as a director of Citadel from 1985 through April 1993.

     Mr. Sullivan has been a director of the Company since January 1981. Mr. Sullivan was Chairman of the Board of the Company from April 1986 through December 1991. He was Chief Executive Officer of the Company from January 1981 to October 1986 and was President from January 1981 until April 1986. Mr. Sullivan is engaged in real estate development. He is also a director of Castle Energy Corporation.

     Mr. Tahmoush has been a director of the Company since January 1981. From March 1977 until his retirement in August 1985, he was Chairman, President and Chief Executive officer of Frank B. Hall & Co., Inc., an insurance broker. He is also a director and Deputy Chairman of UBAF Arab American Bank.

     S. Craig Tompkins was elected President of the Company and to the Board of Directors of the Company effective March 1, 1993. On the same date that he was elected to the positions with the Company, Mr. Tompkins was elected by the directors of Craig as the President and a director of that corporation. Although the terms of Mr. Tompkins' employment with the Company and with Craig are independent of one another, Mr. Tompkins has advised the Company that he would not have accepted the positions with the Company if he had not been elected that same day to his current positions at Craig and that it was his understanding, based upon negotiations with the Chairman of the Board of the Company and of Craig, that, subject to the approval of the directors of the Company and of Craig, he would be serving in similar capacities at both the Company and Craig. The Company has been advised by Craig that Craig has no agreement or understanding with Mr. Tompkins with respect to his serving as an officer or director of the Company either in his individual capacity or on behalf of Craig. Mr. Tompkins' understanding with the Company concerning the terms of his employment anticipates that he will serve as a director of the Company in addition to serving as President.

                  THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $18,000, except for the chairman of each committee of the Board who receives an additional annual retainer of $2,000. The Chairman of the Board receives an annual retainer of $150,000. No separate fees are paid for meetings of the Board or committee meetings.

EXECUTIVE COMPENSATION

     I. SUMMARY COMPENSATION TABLE

     The following table shows, for the years ending December 31, 1994, 1993, and 1992, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of the Company whose compensation exceeded $100,000 in all capacities in which they served:

                                                                     ANNUAL COMPENSATION            LONG TERM
                                                            -------------------------------------    AWARDS
                                                                                    OTHER ANNUAL   -----------
                                                              SALARY       BONUS    COMPENSATION     OPTIONS
NAME AND PRINCIPAL POSITION                        YEAR         ($)         ($)          ($)           (#)
-----------------------------------------------  ---------  -----------  ---------  -------------  -----------
James J. Cotter*                                      1994                           $   150,000
  Chairman of the Board                               1993                               150,000
  of Directors                                        1992                               150,000      265,232
S. Craig Tompkins**                                   1994  $   180,000
  President                                           1993      150,000                   17,500
Robert F. Smerling***                                 1994      175,000
  President, Reading                                  1993       20,192                   15,000
  Cinemas of Puerto Rico,
  Inc.
James A. Wunderle                                     1994      120,000  $  50,000
  Executive Vice President,                           1993      115,000     50,000
  Chief Operating Officer,                            1992      115,000     40,000
  Chief Financial Officer
  and Treasurer

------------------
  * Since December 1991, Mr. Cotter has been the principal executive officer of the Company and may therefore be considered to have acted in a capacity similar to the chief executive officer of the Company since that time. Mr. Cotter receives a fee for his services as Chairman of the Board of Directors of $150,000 per annum.
 ** Mr. Tompkins was retained as President effective March 1, 1993. Amount set forth for 1993 reflects salary for the period March 1 through December 31, 1993.
*** Mr. Smerling was retained by the Company effective November 17, 1993.

     II. YEAR-END OPTION TABLE

     The following sets forth information with respect to the options held by the persons named in the Summary Compensation Table above as of December 31, 1994. No options were exercised by such persons during the fiscal year ended December 31, 1994 and none of the options held by such persons at December 31, 1994 had exercise prices which were below the market price of the Company's Class A Common Stock as of that date.

                         FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF UNEXERCISED
                                                              OPTIONS AT
                                                              12/31/94(#)
                                                         ---------------------
                                                             EXERCISABLE/
NAME                                                         UNEXERCISABLE
-------------------------------------------------------  ---------------------
James J. Cotter                                               265,232/     0
S. Craig Tompkins                                               8,750/ 8,750
Robert F. Smerling                                              3,000/12,000
James A. Wunderle                                              17,000/     0

EMPLOYMENT ARRANGEMENTS

     Mr. Tompkins is entitled to a severance payment equal to his annual base salary and continuation of medical and insurance benefits in the event that his employment is involuntarily terminated and no change in control of the Company has occurred. Mr. Tompkins is entitled to a severance payment equal to two years annual salary in the event that a change in control of the Company occurs.

     Mr. Smerling is entitled to a severance payment equal to his annual base salary after November 17, 1995, the expiration of the initial term of his employment, if he is terminated by the Company. Mr. Smerling may also borrow up to one million dollars or four percent of the capitalization of the Company's theater subsidiaries, whichever amount is less, from the Company to invest in stock of the Company's theater subsidiaries.

     Mr. Wunderle is entitled to receive a payment equal to his annual base salary in the event his employment is involuntarily terminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Cotter, Perry, Kane and Laheney serve as members of Craig's Board of Directors and, as directors, approve decisions of Craig's Compensation Committee as respects compensation of Craig's officers and directors. Mr. Laheney is also a member of Craig's Compensation Committee. Messers. Cotter, Perry, and Kane are also members of the Company's Executive Committee, which committee serves as the Company's Compensation Committee.

CERTAIN TRANSACTIONS

     In accordance with the terms of Mr. Smerling's employment, the Board of Directors authorized and extended a $1,000,000 loan to Mr. Smerling in December 1993. Principal relating to the fully secured loan, which accrued interest at the prime rate of interest plus one percent, was repaid by Mr. Smerling in April 1994.

     In September 1994, the Board of Directors voted to waive the transfer restrictions imposed by the provisions of the Company's Class A Common Stock to the extent necessary to permit James J. Cotter, Chairman of the Board of Directors of the Company, to acquire 67,000 shares of the Company's Class A Common Stock. The transfer provisions prohibit a party from acquiring more than 4.75% of the Company's outstanding capital stock without the permission of the Company's Board of Directors and are intended to assure the continuing availability of the Company's tax loss carryforwards by precluding a change in control which could limit the value of the carryforwards. Prior to granting the waiver of the restrictions, the Board of Directors had determined that acquisition of the shares by Mr. Cotter would not have a detrimental effect upon the value of the Company's tax loss carryforwards.

     In January 1994, Reading signed a joint venture partnership agreement ('the Joint Venture') with an affiliate of Pacific Theatres, a major motion picture theatre owner and operator, to build and operate state-of-the-art megaplex motion picture theatres in California and Hawaii. In early 1995 the

Joint Venture was dissolved. No theaters were developed by the Joint Venture. Mr. Cotter is an officer and director of Pacific Theatres.

                 EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS
                             REPORT ON COMPENSATION

     The Executive Committee of the Board of Directors serves as the Company's Compensation Committee. The Executive Committee is responsible for recommending to the Board of Directors the compensation policies of the Company. Members of the Committee who are also executive officers of the Company do not participate in decisions concerning their own compensation but participate in the formulation of policies and specific decisions relating to other officers of the Company.

COMPONENTS OF OFFICERS' COMPENSATION:

     GENERAL STATEMENT: The Company intends to expand its operations in the Beyond-the-Home entertainment business through the acquisition or development of operating businesses. Successful implementation of this strategic plan will result in a transition away from the Company's historical real estate business. In order to attract and maintain superior management personnel to effect such a transition the Company must maintain a competitive salary and compensation program. Since the Company's line of business is changing, the Executive Committee views the scope of responsibilities of executive positions to be the most relevant factor in determining competitive salary rather than comparisons with businesses in similar historical lines of business. Other factors considered in establishing compensation of the Company's officers include qualitative factors relating to the Company's progress in making its transition, personal performance and the amount which must be paid in the market in order to attract management capable of redirecting the Company's operations.

     The Executive Committee believes that compensation for officers should be based in part upon the long-term financial performance of the Company and believes that the 1992 Non-Qualified Stock Option Plan (the 'Option Plan') is an effective vehicle for creating incentives for key employees and directors.

     Specific components of officers' compensation follow:

          BASE SALARY -- Base salary is established based upon a general review by the Executive Committee of comparable compensation for positions requiring similar skills and capabilities and reflects the performance of the officer in fulfilling his or her duties. Base salary does not directly reflect the financial performance of the Company.

          DISCRETIONARY BONUS -- The Company may award officers an annual bonus in an amount to be determined by the Executive Committee. The Executive Committee considers such factors as it deems appropriate in determining such bonuses. Factors considered in the past include acquisitions, resolution of significant litigation, effectiveness in downsizing of Company operations, the completion of asset sales, environmental remediation projects and furtherance of the Company's strategic plan.

          STOCK OPTIONS -- The Company adopted the Option Plan in order to provide key employees and directors with a long-term incentive which is based upon the Company's long-term return to shareholders. No options were granted during 1994. During 1992 and 1993 all grants under the Option Plan were at an exercise price of $14.00 which exercise price was at least 14% above the closing market price of the Company's Class A Common Stock on the date of grant. The grant at a premium to the market price was intended to provide a long-term incentive to management and directors without benefit from the then current price of the Company's Class A Common Stock. The amount of grants is discretionary and the Executive Committee considers relative compensation levels, past grants and individual performance in determining the amount of grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Cotter is the principal executive officer of the Company and has therefore served in a capacity similar to the chief executive officer of the Company. At the time Mr. Cotter became the Chairman of the Board of Directors in December 1991, the Board of Directors approved a resolution which provided that the Chairman of the Board is to receive an annual retainer of $150,000. The amount of the retainer was based upon the Executive Committee's and the Board of Directors' belief that a retainer of this amount was appropriate for an executive of Mr. Cotter's experience and background and his anticipated role in the redirection of the Company's operations. Payment of such retainer is not dependent upon or related to the financial performance of the Company.

     STOCK OPTIONS: During 1992 the Board of Directors granted Mr. Cotter options to acquire 265,232 shares of Class A Common Stock at an exercise price of $14.00 per share. At the time the options were granted, the market price of the Company's Class A Common Stock was $9.50. The Executive Committee believes that Mr. Cotter in his role as Chairman of the Company will be instrumental in effecting the Company's transition and his performance will be best gauged by the impact of his activities on the market value of the Company's capital stock. An option plan provides such incentive, and by establishing the option exercise price well above market value, the Executive Committee has required that there be meaningful increases in shareholder value in order for Mr. Cotter to recognize value from such grants.

James J. Cotter, Chairman
Edward L. Kane
Ralph B. Perry III
John W. Sullivan

PERFORMANCE GRAPH

     The following line graph compares the cumulative total stockholder return on Reading Company's Class A Common Stock from December 31, 1989 through December 31, 1994 against the cumulative total return of the Center for Research in Securities Prices ('CRSP') Total Return Index for the NASDAQ Stock Market (U.S. Companies), the cumulative total return of the Company's current peer group, the CRSP Total Return Index for NASDAQ, New York Stock Exchange (NYSE), and American Stock Exchange ('AMEX') Companies in the SIC Group Code 7830-7839 (motion picture theaters and allied businesses), and the cumulative total return of the Company's former peer group, the CRSP Total Return Index for NASDAQ Companies in the SIC Group Code 6500-6599 (real estate) over the same period. The graph assumes a one hundred dollar ($100) investment on December 31, 1989 and reinvestment of all dividends on a daily basis.

     Historically, the Company measured its performance against that of the real estate industry in the compilation of this graph and such information is presented here for continuity with prior periods. In light of the Company's decision to focus on the movie exhibition segment of the 'Beyond-the-Home' entertainment industry, management believes current performance is more appropriately compared to the new peer group and has chosen to use results from all the major markets in order to present as comprehensive a comparison as is available.

                             [ CHART INSERTION ]

                  Reading Company   Nasdaq Markets   NYSE/AMEX/Nasdaq Markets   Nasdaq Stock Market
                                    (US Companies)   (SIC 7830-7839)            (SIC 6500-6599)
31-Dec-89              100                100                 100                     100
31-Dec-90               80                 76                  70                      60
31-Dec-91               75                140                  79                      70
31-Dec-92               70                170                 155                      65
31-Dec-93               85                190                 180                      75
31-Dec-94               88                185                 183                      78

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's financial statements for the year ended December 31, 1994 were examined by Ernst & Young LLP, certified public accountants. The Company has been advised by Ernst & Young LLP that none of its members has any financial interest in the Company. Ernst & Young LLP has served as the Company's independent public accountants since the Company's fiscal year ended December 31, 1981.

     In addition to performing customary audit services, Ernst & Young LLP assisted the Company with the preparation of its federal tax return and appraisal services. Ernst & Young LLP charged the Company for such services at its customary billing rates. Material non-audit services are approved by the Board of Directors after review of the nature of and amount of expense and the potential effect on the independence of the accountants.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report for its fiscal year ended December 31, 1994 (the 'Annual Report') and quarterly report for the three and six-month periods ending June 30, 1995 are enclosed.

                             SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's proxy statement for its 1996 Annual Meeting of Shareholders, must deliver such proposal in writing to the Secretary of the Company at the Company's principal executive offices at One Penn Square West, Suite 1300, Philadelphia, Pennsylvania 19102, no later than May 14, 1996.

     The Board of Directors will consider written nominations for directors from shareholders. Nominations for the election of directors made by the shareholders of the Company must be made by written notice delivered to the Secretary of the Company at the Company's principal executive offices not less than 120 days prior to the first anniversary of the immediately preceding annual meeting of shareholders at which directors are to be elected. Such written notice must set forth, among other things, the name, age, address, principal occupation or employment, the number of shares of the Company's Common Stock and Class A Common Stock owned by such nominee and such other information as is required by the proxy rules of the SEC with respect to a nominee of the Board of Directors. Nominations not made in accordance with the foregoing procedure will not be valid.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                          By Order of the Board of Directors,

                                          S. Craig Tompkins, President

Dated: September 11, 1995

PROXY                            READING COMPANY                           PROXY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 6, 1995 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints James J. Cotter and S. Craig Tompkins, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Reading Company (the 'Company') which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held 10:00 a.m., prevailing time, at the Cinema 1 Theater, 1001 Third Avenue, New York, New York for the following purposes and any adjournment thereof, as follows:

    1. ELECTION OF DIRECTORS

FOR all nominees listed below                   WITHHOLD AUTHORITY TO vote for
(except as marked to the contrary               all nominees below.
below).                              / /                                            / /

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the following list:
    James J. Cotter, Edward L. Kane, Gerard P. Laheney, Ralph B. Perry III, John
    W. Sullivan, Albert J. Tahmoush, and S. Craig Tompkins.

    2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

                           (please see reverse side)

                         (continued from reverse side)

    THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR.

                                             Dated: _____________________ , 1995

                                             ___________________________________
                                             (Please sign name(s) exactly as
                                             registered)

                                             ___________________________________
                                             (If there are co-owners, both
                                             should sign)

                                             ___________________________________
                                             Telephone number

                                             THIS PROXY SHOULD BE DATED, SIGNED
                                             BY THE SHAREHOLDER EXACTLY AS HIS
                                             NAME APPEARS ON HIS STOCK
                                             CERTIFICATE AND RETURNED PROMPTLY
                                             TO THE COMPANY, C/O WILMINGTON
                                             TRUST COMPANY, P.O. BOX 2111,
                                             WILMINGTON, DELAWARE 19885-9472, IN
                                             THE ENCLOSED ENVELOPE. PERSONS
                                             SIGNING IN A FIDUCIARY CAPACITY
                                             SHOULD SO INDICATE.